News Release

For Immediate Release

Company Contact:

David E. Grose, Chief Financial Officer

Phone: (405) 488-1304, X 6823

Quest Energy Partners, L.P. Announces Commencement of Initial Public Offering

Oklahoma City – (Business Wire) – October 31, 2007 – Quest Energy Partners, L.P. (“Quest Energy Partners”) announced today the commencement of an initial public offering of 8,750,000 of its common units. Quest Energy Partners is also expected to grant the underwriters a 30-day over-allotment option to purchase up to an additional 1,312,500 common units. The common units have been approved for listing on the NASDAQ Global Market and will be traded under the symbol “QELP.”

The common units offered to the public will represent approximately 40.5% of the outstanding equity of Quest Energy Partners, or approximately 46.6% if the underwriters exercise in full their over-allotment option. Quest Resource Corporation will directly and indirectly own the remaining equity interests in Quest Energy Partners.

Wachovia Securities and RBC Capital Markets will act as joint book-running managers for the offering. In addition, Friedman Billings Ramsey, Oppenheimer & Co., Stifel Nicolaus and Wells Fargo Securities will act as co-managers for the offering.

This offering of common units will be made only by means of a prospectus, copies of which may be obtained from Wachovia Capital Markets, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department, toll-free at (800) 326-5897 or at equity.syndicate@wachovia.com; or RBC Capital Markets Corporation at 2800 Post Oak Blvd., Suite 3900, Houston, TX 77056.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state.

About Quest Energy Partners

Quest Energy Partners was recently formed by Quest Resource Corporation to acquire, exploit and develop oil and natural gas properties. Quest Energy Partners’ operations are currently focused on the development of coal bed methane in the Cherokee Basin, a 13-county region in southeastern Kansas and northeastern Oklahoma. A subsidiary of Quest Resource Corporation is the general partner of Quest Energy Partners. As of the June 30, 2007, the properties to be acquired by Quest Energy Partners at the closing of the offering included approximately 1,904 gross gas wells, 29 gross oil wells and 523,000 net acres, of which only approximately 48% had been developed.

Quest Energy Partners’ principal executive offices are located at 9520 North May Avenue, Suite 300, Oklahoma City, Oklahoma 73120 and its telephone number is (405) 488-1304.

Forward-Looking Statements

Statements about the proposed offering are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although management of Quest Resource Corporation and Quest Energy Partners believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the condition of the capital markets in the United States, in general, and for master limited partnerships in particular, the refinancing of Quest Resource Corporation’s existing credit facilities as part of the closing of the offering, tax considerations, the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the company’s anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest Energy Partners’ filings with the Securities and Exchange Commission. You can find Quest Energy Partners’ filings with the Securities and Exchange Commission at www.sec.gov. By making these forward-looking statements, Quest Energy Partners undertakes no obligation to update these statements for revisions or changes after the date of this release except as required by law.